___________, 2001




     Joseph C. Neuberger, President
     Zodiac Trust
     615 East Michigan Street, 2nd Floor
     Milwaukee, WI 53202


          Re:  Subscription for Shares of the Conning Money Market Portfolio,  a
               -----------------------------------------------------------------
               series of the Zodiac Trust(the "Portfolio")
               -------------------------------------------

     Dear Mr. Neuberger:

          Conning Asset Management Company offers to purchase from Zodiac Trust shares of beneficial interest of the Portfolio at a price of $1.00 per share for an aggregate purchase price of $100,000 cash, all such shares to be validly issued, fully paid and non-assessable, upon issuance of such shares and receipt of said payment by the Portfolio as follows:

     Portfolio:                                                  Purchase Price:
     ----------                                                  ---------------
     Conning Money Market Portfolio                              $100,000.00

          Conning Asset Management Company hereby represents and warrants that these shares of beneficial interest will be held for investment purposes and are not being purchased with any present intent of redeeming or selling the same.

                                                Sincerely,

                                                Conning Asset Management Company

                                                By:
                                                    ---------------------------
                                                Name: Frank D. Campbell
                                                      -------------------------
                                                Title: Executive Vice President
                                                       ------------------------


     Accepted and Agreed to this ____
     day of __________, 2001.


     Zodiac Trust

     By:
        ------------------------------
     Name: Joseph C. Neuberger
           ---------------------------
     Title: President
            --------------------------